Exhibit 99.1

Contact:Anthony D. Ishaug

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

FIRST QUARTER RESULTS

Minneapolis, MN (April 19, 2023)  -  Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended April 1, 2023 of $8,942,700 or $2.49 per share diluted compared to net income of $9,852,500 or $2.65 per share diluted in 2022. Results during the quarter were impacted by the Company’s decision in May 2021 to run-off its leasing portfolio.

“2023 is off to a good start,” commented Brett D. Heffes, Chairman and Chief Executive Officer.

Winmark - the Resale Company®, is a nationally recognized franchising business focused on sustainability and small-business formation.  We champion and guide entrepreneurs interested in operating one of our award winning resale franchises: Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  At April 1, 2023, there were 1,297 franchises in operation and over 2,800 available territories.  An additional 70 franchises have been awarded but are not open.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(Unaudited)

	April 1, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$24,551,600	$13,615,600
Restricted cash	80,000	65,000
Receivables, net	1,581,800	1,438,600
Net investment in leases - current	125,300	344,900
Income tax receivable	—	558,700
Inventories	414,300	770,600
Prepaid expenses	888,000	1,310,400
Total current assets	27,641,000	18,103,800

Net investment in leases – long-term	—	5,400
Property and equipment, net	1,606,100	1,704,600
Operating lease right of use asset	2,649,100	2,716,000
Intangible assets, net	3,259,800	3,348,300
Goodwill	607,500	607,500
Other assets	470,100	429,700
Deferred income taxes	3,516,200	3,540,400
	$39,749,800	$30,455,700

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$4,217,900	$4,217,900
Accounts payable	1,443,700	2,122,000
Income tax payable	2,009,900	—
Accrued liabilities	3,884,600	2,611,700
Deferred revenue	1,673,700	1,643,900
Total current liabilities	13,229,800	10,595,500
Long-Term Liabilities:
Line of Credit/Term Loan	30,000,000	30,000,000
Notes payable, net	38,012,200	39,066,700
Deferred revenue	7,242,100	6,974,200
Operating lease liabilities	4,151,100	4,287,000
Other liabilities	1,159,600	1,164,400
Total long-term liabilities	80,565,000	81,492,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,463,191 and 3,459,673 shares issued and outstanding	2,873,000	1,806,700
Retained earnings (accumulated deficit)	(56,918,000)	(63,438,800)
Total shareholders’ equity (deficit)	(54,045,000)	(61,632,100)
	$39,749,800	$30,455,700

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
Revenue:
Royalties	$16,747,700	$15,390,100
Leasing income	1,637,000	2,871,700
Merchandise sales	1,276,000	914,300
Franchise fees	378,200	420,600
Other	484,700	453,100
Total revenue	20,523,600	20,049,800
Cost of merchandise sold	1,187,300	864,500
Leasing expense	316,400	216,000
Provision for credit losses	(4,600)	(8,900)
Selling, general and administrative expenses	6,636,100	5,540,000
Income from operations	12,388,400	13,438,200
Interest expense	(797,600)	(513,100)
Interest and other income (expense)	125,700	(900)
Income before income taxes	11,716,500	12,924,200
Provision for income taxes	(2,773,800)	(3,071,700)
Net income	$8,942,700	$9,852,500
Earnings per share - basic	$2.58	$2.74
Earnings per share - diluted	$2.49	$2.65
Weighted average shares outstanding - basic	3,460,720	3,597,926
Weighted average shares outstanding - diluted	3,594,234	3,716,322

Winmark Corporation

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	April 1, 2023	March 26, 2022
OPERATING ACTIVITIES:
Net income	$8,942,700	$9,852,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	192,500	102,500
Provision for credit losses	(4,600)	(8,900)
Compensation expense related to stock options	475,900	421,600
Deferred income taxes	24,200	(113,200)
Operating lease right of use asset amortization	66,900	60,300
Tax benefits on exercised stock options	77,700	95,300
Change in operating assets and liabilities:
Receivables	(143,200)	(369,900)
Principal collections on lease receivables	423,800	530,500
Income tax receivable/payable	2,490,900	2,946,500
Inventories	356,300	(167,100)
Prepaid expenses	422,400	23,500
Other assets	(40,400)	(10,400)
Accounts payable	(678,300)	(203,000)
Accrued and other liabilities	1,140,200	390,500
Rents received in advance and security deposits	(194,200)	(159,700)
Deferred revenue	297,700	(43,100)
Net cash provided by operating activities	13,850,500	13,347,900
INVESTING ACTIVITIES:
Purchase of property and equipment	(5,500)	(21,500)
Net cash used for investing activities	(5,500)	(21,500)
FINANCING ACTIVITIES:
Proceeds from borrowings on line of credit/term loan	—	15,600,000
Payments on line of credit/term loan	—	(2,000,000)
Payments on notes payable	(1,062,500)	(1,062,500)
Repurchases of common stock	—	(36,591,400)
Proceeds from exercises of stock options	590,400	1,258,300
Dividends paid	(2,421,900)	(1,625,300)
Net cash used for financing activities	(2,894,000)	(24,420,900)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	10,951,000	(11,094,500)
Cash, cash equivalents and restricted cash, beginning of period	13,680,600	11,437,000
Cash, cash equivalents and restricted cash, end of period	$24,631,600	$342,500
SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$791,500	$490,500
Cash paid for income taxes	$181,200	$143,100

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the Condensed Balance Sheets to the total of the same amounts shown above:
	Three Months Ended
	April 1, 2023	March 26, 2022
Cash and cash equivalents	$24,551,600	$287,500
Restricted cash	80,000	55,000
Total cash, cash equivalents and restricted cash	$24,631,600	$342,500